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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2009
TLC Vision Corporation

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-29302	980151150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5280 Solar Drive, Suite 100, Mississuaga, Ontario	L4W 5M8

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 636-534-2300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Explanatory Note:
          This amendment no. 2 to the original Current Report on Form 8-K filed on April 23, 2009, as amended by the Current Report on Form 8-K/A filed on April 24, 2009, is being filed to provide additional disclosure regarding Item 5.02.
Item 1.01 Entry into a Material Definitive Agreement
          The information required by Item 1.01 contained in Item 5.02 is incorporated by reference into this Item 1.01.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          On June 5, 2009, TLC Vision Corporation (the “Company”) and James C. Wachtman, the former Chief Executive Officer of the Company, entered into a Separation and Release Agreement (the “Agreement”). The Agreement sets forth the terms and conditions of Mr. Wachtman’s resignation from the Company and the Company’s Board of Directors which occurred on April 23, 2009 (the “Resignation Date”) and which was previously disclosed by the Company in the Current Report on Form 8-K filed by the Company on April 23, 2009 and the Amendment to the Current Report on Form 8-K/A filed by the Company on April 24, 2009.
          The Agreement provides that in consideration for Mr. Wachtman’s agreement to release any claims he may have against the Company and other related parties and his agreeing to be bound by certain covenants (including without limitation, covenants not to compete with the Company or to solicit the Company’s employees, key advisors, consultants, independent contractors, clients and customers for a period of 2 years following the Resignation Date), and subject to Mr. Wachtman’s not exercising his right to revoke the Agreement:
•	Mr. Wachtman is entitled to receive severance payments in an amount equal to the sum of (a) $913,000 in accordance with the Employment Agreement between the Company and Mr. Wachtman, dated May 15, 2002 (the “Employment Agreement”) and (b) an additional severance amount of $100,000;

•	In accordance with the Employment Agreement, on the Resignation Date all of Mr. Wachtman’s outstanding stock options to purchase shares of the Company’s common stock became fully vested and are exercisable by Mr. Wachtman for their entire term. In addition, any stock options that would have expired during a blackout period currently imposed by the Company on Mr Wachtman’s ability to exercise his stock options will be exercisable during the 10 day period following the date the Company lifts the blackout period;

•	in accordance with the Employment Agreement and subject to his timely election of COBRA continuation under the Employer’s group health and dental plans, for a period ending on the earlier of 24 months following the Resignation Date or his becoming eligible for medical and dental benefits from a subsequent employer, the Employer will pay to Mr. Wachtman monthly payments in an amount equal to 100% of the premium for such COBRA coverage for the applicable month; and

•	the Company, on behalf of itself and other related parties, agreed, subject to certain exceptions, to release any causes of action it had relating to Mr. Wachtman’s employment with, and termination from, the Company.
          The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 hereto and which is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:
10.1	Separation and Release Agreement, between TLC Vision Corporation and James C. Wachtman, dated as of June 5, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC VISION CORPORATION
Date: June 9, 2009	By:	/s/ James J. Hyland
		Name:	James J. Hyland
		Title:	VP Investor Relations

EXHIBIT INDEX

Exhibit

10.1	Separation and Release Agreement, between TLC Vision Corporation and James C. Wachtman, dated as of June 5, 2009.

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